Exhibit 10.1

Number: (Standard 113)

General Use Factory Building Lease

First Party: Shanghai Jinqiao Export Processing Zone Southern Zone

Development Company, Ltd.

Second Party: DVS Shanghai Fangyuan Digital Technology Company,

Ltd.

February 20, 2003 in Shanghai

Number:

General Purpose Factory Building Lease

First Party: Shanghai Jinqiao Export Processing Zone Southern Zone

Development Construction Company, Ltd.

Address: No. 5001 Huadong Road, New District, Pudong

Legal Representative: Zhang Guanming

Second Party: DVS Shanghai Fangyuan Digital Technology Company, Ltd.

Address: Building 62, No. 421 Hongcao Road, Caohejing Development

Zone, Shanghai

Legal Representative:

Whereas First Party is the legal owner of the Leased Factory Building (see definition below) stipulated in this Lease, and intends to lease the leased factory building to Second Party, and Second Party intends to undertake to lease the Leased Factory Building from First Party;

Therefore, in accordance with the provisions of the Contract Law of the People's Republic of China, the Urban Real Estate Administration Law of the People's Republic of China, the Urban Real Estate Leasing Regulations, the Shanghai Municipality Opinion and Operation Guidelines for the Implementation of the 'Urban Real Estate Leasing Regulations,' the Shanghai Municipal Real Estate Leasing Ordinance and other regulations, and with reference to current practice in the various development zones in China and in Shanghai, the two parties, having reached consensus through consultations, have arrived at the following agreement with respect to the matter of undertaking to lease the lease factory building.

1. Definitions

1.1 Leased Building: Refers in this Lease to General Use Factory Building No. 2 (TA-2) located in Lot 3 of the Southern Zone of the Jinqiao Export Processing Zone, Shanghai (No. 5001 Huadong Road), to be leased by First Party to Second Party, and to be undertaken to lease from First Party by Second Party, with total floorage of 11364 square meters (said floorage being based on the floorage surveyed by the Real Estate Survey Center for Pudong's New District, Shanghai; details appear in Attachment 10). See Attachment 1, Explanation of Technical Indicators for the General Use Factory Building Structure, for details concerning its geographical location and structure.

1.2 Property Management Company: Refers in this Lease to the property management company that has already executed a property management contract with the factory zone where the leased factory building is located and is responsible for the management of the property in said factory zone.

1.3 Corollary Facilities: Except as otherwise explained, in this lease, includes the following two components:

(1) Electricity supply, water supply and telecommunications;

(2) Rainwater drainage and wastewater drainage pipes and joggles;

Details of the specific contents of Corollary Facilities associated with this Lease appear in Attachment 2, Confirmation of General Use Factory Building Corollary Facilities.

1.4 Private Use Areas: Refers in this Lease to areas inside the Leased Factory Building used by Second Party, including production workshops, power distribution room, restrooms, boiled water rooms, vestibules, staircases, loading platforms, elevators, elevator machine rooms, meter rooms, pump houses, walkways, auxiliary use rooms and interior walls.

1.5 Shared Use Areas: Refers in this Lease to areas of the Leased Factory Building including load-bearing structures, exterior walls and roofing. Second Party must not independently occupy Shared Use Areas.

1.6 Shared Use Equipment: Refers to equipment inside the Leased Factory Building used by lessees, including water supply pipes, water drainage pipes, wastewater pipes, lighting equipment, garbage chutes, water tanks, pumps, lightning arresters and fire prevention equipment.

1.7 Public Facilities: Refers to roads, green areas, parking lots, road lights, water drainage pipes, inspection shafts, septic tanks, garbage dumpsters and other equipment within the property management area that are jointly used by the owner and lessees.

1.8 Building Load-Bearing Structures: Refers to the foundation, load-bearing walls, beams and pillars, flooring and roofs of the factory building.

1.9 Full Year: Refers in this Lease to August 21 of the current year to August 20 of the next year.

2. Legal Status of the Two Parties

2.1 According to the copy of First Party's business license, provided by First Party as Attachment 3 to this Lease, First Party is an economic entity established with the approval of the state to be responsible for land development and economic management of the Southern Zone of the Shanghai Jinqiao Export Processing Zone, and is a qualified Chinese juridical person.

2.2 Second Party will jointly invest with other investors to establish a foreign-owned enterprise in the Southern Zone of the Shanghai Jinqiao Export Processing Zone, said enterprise to be an economic entity established with the approval of the state to engage in production and management of digital electronics products, and will be a qualified Chinese juridical person.

Beginning on the date on which said foreign-owned enterprise is established, First and Second Parties agree that all rights and obligations of Second Party under the terms of this Lease shall be assigned to said enterprise, and said enterprise shall undertake to lease the general use factory building set forth in this Lease. At that time, First and Second Parties and said foreign-owned enterprise shall execute relevant modification agreements.

2.3 Unless especially noted otherwise, for the sake of convenience of expression, in this Lease, the obligations that will in fact be fulfilled by the foreign-owned enterprise that Second Party plans to establish in the future will be expressed jointly as those of "Second Party."

3. Use of Leased Factory Building

3.1 First Party has already provided Second Party with a copy of the Leased Factory Building's Construction Project Plan Permit (number: Lu Pu Gui Jin Jian (2002) [001]) as Attachment 5 to this Lease; the intended use of the Leased Factory Building is as a site for production and management.

3.2 Second Party promises First Party that Second Party is undertaking to lease the Leased Factory Building only as a site for Second Party's production and management purposes.

3.3 During the term of Lease, Second Party must not unilaterally alter the purpose of use of Leased Factory Building without first obtaining the written consent of First Party and submitting and obtaining approval from the concerned sectors in accordance with regulations.

4. Term of Lease

4.1 The term of Second Party's lease of the Leased Factory Building is three years, from August 21, 2003 (hereinafter, "Lease Initiation Date") through August 20, 2006 (hereinafter, "Expiration Date").

4.2 During the term of Lease, the use rights for the Leased Factory Building shall belong to Second Party, whose legal interests shall be protected by the laws of the state.

5. Leased Factory Building Rent and Property Management Fee and Payment Method

5.1 The rent and property management fees for the Leased Factory Building total 22 yuan Renminbi per square meter of floorage per month (including a property management fee of 2 yuan Renminbi per square meter of floorage per month). For 11364 square meters of floorage, the monthly rent is 227280 yuan Renminbi.

5.2 Within seven calendar days from the date that this Lease is executed, Second Party shall pay First Party a deposit equivalent to two months' rent, totaling 454560 yuan Renminbi. Beginning on the Lease Initiation Date, the aforesaid paid deposit will convert into a security deposit for the Leased Factory Building.

5.3 Leased Factory Building rent payment method: Second Party shall pay rent once every three months beginning on the Lease Initiation Date. The rent payment for the current year will be remitted in a lump sum on November 1 into the bank account number designated by First Party. Beginning in 2004, Second Party shall remit the rent payment for the current quarter into the bank account number designated by First Party (see last page of this Lease) by February 15, May 15, August 15 and November 15 of each year. First Party shall notify Second Party in writing (including electronic mail) of amounts due at lease five working days before the due date of amounts payable.

5.4 Rent for the Leased Factory Building will not be adjusted for the first three Full Years beginning from the Lease Initiation Date. Beginning with the fourth Full Year, rent may be adjusted once every three Full Years, the scope of such adjustments not to exceed 5% of the total amount of rent for the previous Full Year.

5.5 Second Party must pay a property management fee for the Leased Factory Building beginning from the date on which the Leased Factory Building is handed over. By the 15th of each month, Second Party shall pay the current month's property management fee directly to the Property Management Company (name: Shanghai Jinjiayuan Property Management Company, Ltd.; Bank of Account: Farmer's Bank, Jinqiao Branch, General Business Department, Account Number: 033432-10801021367). First Party shall provide Second Party with a copy of the property management contract.

6. Other Leased Factory Building Fees and Payment Method:

6.1 All use by Second Party of corollary facilities shall be implemented in accordance with the terms in Confirmation of Leased Factory Building Corollary Facilities (Attachment 2).

6.2 During the term of Lease, expenses for water, electricity and wastewater drainage used by Second Party shall be solely borne by Second Party. Of these, electricity charges for Second Party's Private Use Areas shall be paid by Second Party directly to the electricity provider. Electricity charges for Shared Use Equipment and Public Facilities shall be amortized to Second Party according to its proportion of floorage. Water charges will be collected by the Property Management Company. Second Party shall pay charges to the Property Management Company according to the metered quantity on Second Party's submeter, and shall pay a share of the difference between the total volume of water used on the general water meter for the factory area where the Leased Factory Building is located and the total of all submeters in an amount proportional to Second Party's water use compared to the total water use for the factory area where the Leased Factory Building is located. Second Party shall pay Second Party's telecommunications expenses directly to the telephone company.

6.3 During the term of Lease, Second Party's elevator electricity expenses shall be borne by Second Party. Second Party's professional elevator operators may operate elevators independently; repair of or compensation for man-made damage to the elevators shall be the responsibility of Second Party and other joint users thereof.

6.4 During the term of Lease, First Party shall provide Second Party with the parking spaces necessary to satisfy Second Party's normal production and management activities free of charge.

6.5 For details concerning the payment procedures for the various fees outlined in 6.1-6.4 above, billing regulations and corollary facilities, see Attachment 6, Shanghai Jinqiao Export Processing Zone General Use Factory Building User's Guide.

7. Handover of Leased Factory Building

7.1 After this Lease takes effect, First Party shall hand over the Leased Factory Building to Second Party's use by February 24, 2003.

7.2 By five days prior to the Leased Factory building handover date, First Party shall present Second Party with written notice similar to the Occupancy Notice (Sample) in Attachment 7, notifying Second Party to complete occupancy procedures and complete the handover of the Leased Factory Building. On the handover date, Second Party shall dispatch personnel to participate. In the event that Second Party does not appear at the time and fails to demand in writing that First Party hand over the Leased Factory Building for a period in excess of fourteen days, the Leased Factory Building shall be deemed to have been handed over to Second Party's use since the handover date.

7.3 On the date that the Leased Factory Building is handed over, First and Second Parties shall sign a handover document similar to the General Use Factory Building Handover Sheet (Sample) in Attachment 8 to indicate that the handover of the Leased Factory Building has been accomplished.

8. Subleasing

8.1 Except as otherwise stipulated in this Lease, the purpose of Second Party's lease of the Leased Factory Building is restricted to Second Party's own production and management needs; under no circumstances may Second Party sublet the Leased Factory Building, in part or in whole, to any third party.

9. Other Rights and Obligations

9.1 During the term of Lease, should Second Party require the Property Management Company to provide support services including security, janitorial or landscape maintenance services, Second Party shall engage in consultations with the Property Management Company and shall execute relevant service contracts. Second Party may also solicit bids to determine the companies to provide support services. The Property Management Company indicated in this Lease is entitled to participate in bid solicitations, and the qualifications of other bidding companies must be accepted by First Party.

9.2 Second Party must not damage corollary facilities in any manner; if they are damaged, Second Party shall be responsible for restoring them to their original state, and shall bear all expenses therefor.

9.3 During the term of lease, should First Party need to perform work on corollary facilities within the Leased Factory Building, First Party shall notify Second Party in advance. In the event that such work results in damage to Second Party's machinery, First Party shall be responsible for repairing and restoring machinery to its original state, and shall bear all expenses therefor.

9.4 First Party shall be responsible for maintenance and repair of natural damage to the Leased Factory Building. In accordance with the maintenance cycle for the general use factory building in which the Leased Factory Building is located, First Party shall conduct repairs according to the stipulated schedule and maintenance scope. The party responsible for man-made damage to the Leased Factory Building shall be responsible for restoration or compensation of the corresponding economic losses.

9.5 Within 24 hours of receipt of notice from Second Party, First Party shall respond and, provided that Second Party's production is not affected, shall eliminate inherent defects in the Leased Factory Building as quickly as possible; otherwise, in the event that [illegible handwritten insertion] losses are incurred by Second Party, First Party shall provide compensation.

9.6 During the term of Lease, Second Party must not damage the Leased Factory Building and its equipment and auxiliary facilities, nor is it permitted to alter the purpose of use of the Leased Factory Building, nor may it unilaterally dismantle, add to or damage the structure of the Leased Factory Building arbitrarily.

9.7 During the term of lease, should Second Party need to partition, redecorate and/or partially rebuild the Leased Factory Building, in order to proceed, it must first obtain the written consent of First Party and approval from the Property Management Company, in accordance with the procedures stipulated in Attachment 6. The aforesaid acts on the part of Second Party must not violate national and local laws and regulations concerning construction, fire prevention, environmental protection and industrial sanitation, and must not damage the architectural structure of the Leased Factory Building and the general use factory building in which it is located. The concerned government departments, First Party and the Property Management Company have the right to monitor and inspect Second Party, and to demand that Second Party rectify and reform immediately. Additionally, Second Party must not damage the architectural structure of the Leased Factory Building. If the architectural structure is damaged or altered, Second Party shall be responsible for restoring it to its original state, and shall bear all expenses therefor.

9.8 No additional building (structures) may be added to the exterior walls and roofs of the Leased Factory Building and the General Use Factory Building in which it is located. If expansion is indeed necessary under special circumstances, Second Party shall obtain First Party's written consent in advance.

9.9 Second Party shall do a good job of environmental sanitation in accordance with the relevant national and Shanghai Municipality laws and regulations.

9.10 Shared Use Area management and environmental management in the factory area shall be handled in accordance with Attachment 9 hereto, Shanghai Jinqiao Export Processing Zone General Use Factory Building Use, Management and Maintenance Regulations.

9.11 Public sanitation and landscaping of areas outside the Leased Factory Building shall be the responsibility of First Party.

9.12 During the term of Lease, should First Party intend to sell the Leased Factory Building, Second Party shall have priority right of purchase under equal conditions. First Party shall notify Second Party in writing one month in advance of its intent to sell the Leased Factory Building (the contents of said written document shall include, but are not limited to, the true selling price, the company name or personal name of the intended purchaser, sale scheduling arrangements and other essential information), Within fifteen days of receiving such written notice from First Party, Second Party shall respond in writing to First Party as to whether it will purchase the Leased Factory Building. Second Party's failure to respond in writing by the deadline shall be deemed as Second Party's forfeiture of the purchase of the Leased Factory Building.

10. Extension and Rescission of Lease

10.1 Upon expiration of the term of the Leased Factory Building Lease, should Second Party wish to extend the lease, it may apply to First Party for an extension.

Should Second Party apply to extend the lease, it shall meet each of the following conditions:

(1) Written application for extension shall be delivered to First Party no later than three months before the expiration date;

(2) Should the extension exceed the term of the business license, Second Party must further submit approval documents from investment review and approval departments consenting to Second Party's extension of the business license term, said documents to be delivered to First Party simultaneously with the document described in the previous paragraph.

10.2 After Second Party has presented application for extension in accordance with the provisions of Article 10.1, prior to the expiration date stipulated in this Lease, First Party must not make any legally binding commitments to any third parties with respect to the leasing of the Leased Factory Building.

10.3 After Second Party has presented application for extension in accordance with the provisions of Article 10.1 and obtained First Party's consent, the two parties may refer to the aims of this Lease to execute a new General Use Factory Building Lease. This Lease shall remain valid from the expiration date until the date on which the new General Use Factory Building Lease takes effect, and the two parties shall continue to fulfill this Lease. However, in the event that the two parties are unable to execute a new General Use Factory Building Lease within six months after the expiration date, unless the two parties arrive at a written agreement of willingness to continue consultations with respect to the extension matter, this Lease shall be spontaneously rescinded. The rescission date shall be the first day of the seventh month after the expiration date.

10.4 Should either party to this Lease need to rescind this Lease prematurely for special reasons, said party shall notify the other party in writing three months in advance. Upon consent of the other party, the two parties may consult concerning premature rescission of this Lease.

10.5 In the event that First Party fails to hand over the Leased Factory Building as stipulated for a period exceeding sixty days, Second Party shall be entitled to unilaterally rescind this Lease by means of written notice. In the event that Second Party fails to pay rent or other fees for a period exceeding sixty days, First Party shall be entitled to unilaterally rescind this Lease by means of written notice, and, under the notarization of notary authorities, First Party shall be entitled in Second Party's absence to independently move all articles belonging to Second Party that remain in the Leased Factory Building, including equipment and machinery. Moving expenses and expenses of the location used to store said articles shall be borne by Second Party.

10.6 In the event that Second Party does not extend the lease upon expiration of the term of lease for the Leased Factory Building, or this Lease is rescinded in accordance with the provisions of Articles 10.3-10.5, Second Party shall return the Leased Factory Building to First Party on the day after the expiration date or rescission date; however, in the event that Second Party encounters difficulties in returning the Leased Factory Building on the day after the expiration date or rescission date, upon First Party's advance consent, return may be postponed for two months. During this two-month grace period, Second Party shall pay monthly rent to First Party in the amount of the rent in the month of the expiration date, and shall pay property management fees and other fees in accordance with the provisions of this Lease. For details concerning procedures for Second Party's return of the Leased Factory Building, see Attachment 6 hereto; additionally, each of the following conditions must be met:

(1) Second Party shall be responsible for repairs or compensation for all areas, equipment or auxiliary facilities with man-made damage.

(2) Must be accepted by First Party;

(3) Complete return of Leased Factory Building to First Party, including keys, passwords, etc.

10.7 Without First Party's advance written consent, if Second Party fails to return the Leased Factory Building on schedule, in addition to payment of a breach of contract penalty as stipulated in this Lease, Second Party shall further continue to pay rent to First Party on a monthly basis in the amount of the rent for the month of the expiration date (periods of less than one month shall be counted as one month), and shall continue to pay property management fees and other fees in accordance with the provisions of this Lease.

11. Breach of Contract Liability

11.1 Except as otherwise stipulated in these Lease documents, any of the following situations on the part of First Party shall constitute breach of contract:

(1) Failure to provide the Leased Factory Building at the time stipulated in this Lease;

(2) Failure of the Leased Factory Building provided to meet the conditions stipulated in this Lease;

(3) Performance of work inside the Leased Factory Building without advance notice to Second Party that results in losses to Second Party's normal production and management activities;

(4) Violation of other terms and conditions of this Lease.

11.2 Except as otherwise stipulated in these Lease documents, any of the following situations on the part of Second Party shall constitute breach of contract:

(1) Subleasing of Leased Factory Building without First Party's consent;

(2) Damage to various types of Corollary Facilities such that First Party incurs economic losses;

(3) Damage to the Leased Factory Building or unilateral alteration of its architectural structure;

(4) Failure to return the Leased Factory Building to First Party as required;

(5) Violation of other terms and conditions of this Lease.

11.3 The defaulting party shall pay a breach of contract penalty to the other party, said breach of contract penalty to be calculated on a daily basis using the following method:

(1) The daily breach of contract penalty shall be 0.05% of the quarterly rent amount, i.e., 340 yuan Renminbi;

(2) Number of breach of contract days = Calendar days from the date on which the breach of contract occurs through the date on which the breach of contract is corrected;

(3) Breach of contract penalty amount = Daily breach of contract penalty × Number of breach of contract days.

11.4 In the event that economic losses incurred by the other party as the result of breach of contract, the defaulting party shall further pay compensation in the amount that exceeds the breach of contract penalty. The amount of compensation shall be calculated factually by the two parties based on the degree of economic losses and jointly approved; a third party with professional authority may also be commissioned by the two parties to verify the amount.

11.5 After the breach of contract event occurs, should the compliant party require continuation of fulfillment of this Lease, regardless of whether the breach of contract penalty and compensation amounts have already been paid, the defaulting party shall continue to fulfill this Lease.

11.6 Breach of contract penalties and compensation amounts shall be paid no later than ten days after the breach of contract liability is determined. In the event that the breach of contract event remains in effect on the date of payment of the breach of contract penalty and thereafter, the defaulting party shall continue to pay breach of contract penalties and compensation until the breach of contract conduct terminates.

11.7 Events matching any of the following situations shall be deemed as delinquent payment. For each day of delinquency, a delinquency penalty of 0.05% of the unpaid amount shall be paid.

(1) Second Party is delinquent in payment of Leased Factory Building rent, property management fees or other fees;

(2) Either party is delinquent in payment of breach of contract penalties or compensation amounts.

12. Lease Documents

12.1 The Attachments to this Lease are incorporated into this Lease by virtue of their mention, thereby forming inseparable components hereof, having equal legal validity with the Lease.

12.2 The Attachments to this Lease include:

(1) Attachment 1: General Use Factory Building Sales Instructions (Explanation of Technical Indicators for the General Use Factory Building Structure).

(2) Attachment 2: Confirmation of General Use Factory Building Corollary Facilities.

(3) Attachment 3: Copy of First Party's Business License;

(4) Attachment 4: Copy of Second Party's Business License;

(5) Attachment 5: Copy of Construction Project Plan Permit (No.: Lu Pu Gui Jin Jian [2002] [001]).

(6) Attachment 6: Shanghai Jinqiao Export Processing Zone General Use Factory Building User's Guide.

(7) Attachment 7: Occupancy Notice (Sample).

(8) Attachment 8: General Use Factory Building Handover Sheet (Sample).

(9) Attachment 9: Shanghai Jinqiao Export Processing Zone General Use Factory Building Use, Management and Maintenance Regulations.

(10) Attachment 10: Survey Report concerning the Leased Factory Building prepared by Real Estate Survey Center for Pudong's New District, Shanghai.

13. Other

13.1 Neither of the two parties shall be liable for losses incurred by the two parties as the result of force majeure. In the event that force majeure results in inability to fulfill this Lease in accordance with the agreed conditions, the party encountering force majeure shall notify the other party immediately, and, within fifteen days, shall provide valid evidence of the details of the force majeure event and the reason for inability to fulfill, or partial inability to fulfill, or need to extend fulfillment of the Lease. Based on the degree of impact of the force majeure event on the fulfillment of the Lease, the two parties may consult to determine whether to rescind the Lease, partially waive fulfillment of the Lease, or postpone fulfillment of the Lease.

13.2 Should Second Party develop a neighboring relationship with other parties during the term of Lease, the situation shall be handled in accordance with national regulations.

13.3 The two parties shall resolve disputes arising in the process of fulfilling this Lease through consultations; in the event that consultations are unable to resolve such disputes, litigation may be filed with the People's Court in the locale of the Leased Factory Building.

During the process of occurrence and resolution of disputes, except as otherwise stipulated herein, neither party may discontinue or terminate fulfillment of the obligations stipulated in this Lease.

13.4 If there are omissions from this Lease, upon consensus of the two parties through consultations, separate written agreements may be reached to form components of this Lease, such agreements having equal legal validity with the Contract.

Upon consensus of the two parties through consultations, this Lease may be amended. Before the amended document takes effect, the two parties shall continue to fulfill this Lease in accordance with the contents stipulated herein.

13.5 This Lease shall take effect upon signing by the legal representatives or authorized representatives of the two parties and payment in full of the deposit by Second Party.

13.6 After this Lease becomes valid, in the event that the state or Shanghai Municipality amend the laws, ordinances and regulations upon which this Lease is based, or promulgate new laws, ordinances and regulations that are retroactively binding on this Lease, the two parties shall promptly amend this Lease to ensure that the legal interests of the two parties are not damaged.

13.7 This Lease is written in Chinese.

13.8 The execution, validity, interpretation and fulfillment of this Lease, and the resolution of associated disputes, are governed by the laws of the People's Republic of China.

13.9 There are five identical original copies of this Contract, two to be held by each of First and Second Parties, and one to be held by each of the relevant real estate registration departments.

13.10 In witness whereof, this Lease is hereby executed by First and Second Parties on February 20, 2003 in Shanghai.

First Party: Shanghai Jinqiao Export Processing Zone Southern Zone Development Company, Ltd.

[seal:]

Shanghai Jinqiao Export Processing Zone Southern Zone Development Company, Ltd.

Legal Representative

or

Authorized Representative: [illegible signature]

Contact Address: No. 28, Jinqiao Road, New District, Pudong, Shanghai; postal code: 201206.

Bank of Account and Account Number: [blank]

Second Party: DVS Shanghai Fangyuan Digital Technology Company, Ltd.

[seal illegible]

Legal Representative

or

Authorized Representative: [illegible signature]

Contact Address: Building 62, No. 421 Hongcao Road, Caohejing Development Zone, Shanghai; postal code: 200233

Bank of Account and Account Number: [blank]